[GRAPHIC OMITTED] FRANKLIN CAPITAL
                  CORPORATION


                               Factoring Agreement
                              entered into between

                             5th Avenue Channel Corp
                                       of
               3957 N.E. 163rd Street, North Miami Beach, FL 33160

                                      and

                          Franklin Capital Corporation


Franklin Capital Corporation
55 W Monroe Street - Suite 3590
Chicago, IL 60603

Gentlemen:

We are pleased to confirm the following agreement by which you are to act as sole factor for sales made by us:

1        DEFINITIONS

1.1 "Banking Day" shall mean a day for dealings by and between banks, excluding Saturday. Sunday and any day which shall be a legal holiday in the City of Chicago, Illinois, and any other day on which banking institutions are authorized to close in the City of Chicago, Illinois.

1.2 "Credit Risk" shall mean the risk of loss resulting solely and exclusively from a Customer's failure to pay an amount due at maturity because of its financial inability to pay.

1.3 "Customer Dispute" shall mean any cause for nonpayment of Receivables, other than the financial inability of the Customer to pay, including, without limitation, any alleged or actual defense, offset, claim or counterclaim whatsoever or howsoever arising.

1.4 "Customers" shall mean the account debtors obligated on the Receivables.

1.5 "Default" shall mean the occurrence of anyone or more of the following events:

1.5.1 nonpayment when due of any amount payable on any of the Obligations or failure to perfOm1 or observe any agreement or meet obligation of ours contained herein or in any other agreement out of which any of the Obligations arose;

1.5.2 default by us in repayment when due of any indebtedness now or hereafter owed for monies borrowed from anyone other than you;

1.5.3 any material statement, representation, or warranty of ours made orally or in writing herein or in any other writing or statement at any time furnished or made by us to you which is untrue in any material respect as of the date furnished or made;

1.5.4    suspension of the operation of our present business;

1.5.5 any Obligor becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, or a proceeding, instituted by or against any Obligor alleging that such Obligor is insolvent or unable to pay its debts as they mature, or a petition under any provision of Title II of the United States Code (entitled "Bankruptcy"), as amended, is brought by or against any Obligor;

1.5.6 death of any Obligor who was a natural person, or death or withdrawal of any partner of any Obligor which is a partnership or dissolution, merger, or consolidation of any Obligor which is a corporation;

1.5.7 sale, transfer or exchange, either directly or indirectly, of a controlling stock interest of any Obligor which is a corporation;

1.5.8 termination, repudiation, revocation or withdrawal of any guaranty for the Obligations;

1.5.9 appointment of a receiver for any collateral pledged for the Obligations or for any property in which we have an interest;

1.5.10 the Pension Benefit Guaranty Corporation shall commence proceedings under Section 4042 of the Employee Retirement Income Security Act of 1974 (ERISA) to terminate any employee pension benefit plan of the Obligor; or

1.5.11 you in good faith deem the prospect of our payment or performance of the Obligations to have been impaired.

1.5.12 any tem1ination or this agreement by any Obligor except in strict accordance with section 11.1.2 hereof.

1.6 "Net Amount of Receivables shall mean the gross amount or receivables less maximum discounts. whether as an inducement for prompt or early payment or from whatsoever other cause arising, less returns, less credits or allowances or any nature at any time issued, owing, granted or outstanding, and less also your commission and all and any other charges or debits as set forth herein.

1.7 "Obligations" shall mean any and all of our obligations to you hereunder, including but not limited to advances of the purchase price of Receivables, all obligations or ours to you under any note (including, without limitation, our demand note dated April 24, 2000 in the principle amount of $600,000 payable to your order on demand, and if no demand is made, on June 30. 2000, including all principal, interest. service charges and other sums payable thereunder), contract or surety, guaranty, or accommodation, or with respect to letters or credit or acceptances, sums owing to you for goods and/or services purchased from any other firm factored or financed by you, and

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         all other obligations or ours to you, however and whenever created, arising or evidenced, whether direct or indirect, through assignment from third parties in the ordinary course of your business, absolute, contingent or otherwise, now or hereafter existing or due or to become due.

1.8 "Obligor" shall mean us and each other party primarily or secondarily, directly or indirectly liable in respect of any of the Obligations.

1.9      "Payment Date" shall mean:

1.9.1 the date of deposit of Customer payment by you plus 5 Banking Days for collection and clearance of checks. Payment Date may be delayed to the next Banking Day following the day or application of remittances to Receivables.

1.10 "Prime Rate" shall mean the rate of interest announced by Bank of America, Chicago, Illinois, or its successor from time to time as its Prime Rate.

1.11 "Receivables" shall mean all accounts, instruments, contractual rights, chattel paper, documents and general intangibles arising from our Sales, and the proceeds thereof, and all security and guarantees therefor, whether now existing or hereafter created.

1.12 "Sales" shall mean the sale of goods and/or the rendition of services by us in the ordinary course of our business to Customers here in the United States or America and such other areas as you may from time to time authorize.

2        SALE AND APPROVAL; PURCHASE PRICE; COMMISSION; ADVANCES; RESERVE

2.1 We hereby assign and sell to you as absolute owner, with recourse, our entire interest in all or the present and future Receivables. We represent and warrant to you that at the time each Receivable is advanced against under this Agreement that (i) we shall be the sole and absolute owner of such Receivable, free and clear of all liens, claims and encumbrances whatsoever, and (ii) you shall acquire by virtue of this Agreement, sole and absolute title and ownership of each such Receivable, free and clear of all liens, claims and encumbrances whatsoever

2.2 Notwithstanding any other provision of this Agreement, each of our Receivables is assigned and sold to you under this Agreement with full recourse.

2.3 We acknowledge and agree that the decision to advance against any Receivable shall be made by you in your sole and absolute discretion. All orders for Sales may be submitted to you for credit approval prior to shipment or the goods or rendition of the services so ordered, and each approved Sale shall be made only in accordance with such approval. All credit approvals must be in writing. Receivables arising from orders approved or unapproved by you, in whole or in part, shall be sold to you with full recourse to us. A credit approval shall not be effective if

2.3.1    the approved terms of sale are changed,

2.3.2 delivery of the goods to the Customer is not made by us within forty-five (45) days after the shipping date specified in our request for credit approval, or, if no such date is specified, within forty-five (45) days after the date or the credit approval, or

2.3.3    the invoice representing the Sale is not delivered to you within five
         (5) days after the shipment date. Credit approval may be by credit line.

2.4 While a credit line remains in force, Receivables (or parts thereof) in excess of such line will succeed amounts within the line which are paid by or credited to the Customer; the succession of Receivables (or parts thereof) shall take place in the order of maturity and shall be limited to amounts then so paid or credited. The right of succession ceases when the line is canceled. withdrawn or expires.

2.5 We will provide you with listings of Receivables in form satisfactory to you, together with Customers' invoices, Shipping documents, and such other documents and proof or delivery/rendition as you may at any time require. Billing on invoices by whomever done shall be conclusive evidence of assignment and sale hereunder of such Receivables whether or not we execute any other instrument with regard thereto. We hereby agree and undertake that we will ensure that all invoices to Customers shall bear the following notation plainly on the lace thereof. This invoice has been sold and assigned to Franklin Capital Corporation P.O. Box 474, Chicago, Illinois 60690. Payment to ourselves or any other person or entity cannot and will not constitute a valid discharge of this debt, as only Franklin Capital Corporation is entitled to receive payment hereof and give a receipt therefor". All remittances obtained by us against Receivables will be received in trust for you. We agree and undertake not to bank any such remittances, but to turn over to you the identical remittances in kind as promptly as possible; provided, however, that nothing herein authorizes us to collect Receivables.

2.6 We will not, without your prior written consent, direct Customers to make payment of invoices to any address other than to P.O. Box 474. Chicago, Illinois 60690.

2.7 The purchase price or Receivables is to be the Net Amount thereof, which, less any charges and reserves, will be due and payable on the Payment Date. We shall pay you a commission in an amount equal to one and one third percent (1.33%) of the gross amount of such Receivables for the first thirty (30) day term or part thereof, plus zero point four five percent (0.45%) of such gross amount for each additional ten
         (10) day term or part thereof, provided, however, that the minimum commission for any Receivable shall be Five Dollars ($5.00), further provided. however, that the minimum commissions paid by us each 3 months of the contract period shall be seventeen thousand dollars ($17,000). You may retain from sums payable to us a reserve, which reserve may be revised from time to time at our discretion, in order to provide for Customer Disputes, possible credit losses on Receivables, sums owing to you for goods/services purchased by us from any other firm factored or otherwise financed by you, and the Obligations. A discount, credit, or allowance may not be claimed by us but may be claimed solely by the Customer; no third party beneficiary right; are created hereby.

2.8 Prior to Payment Date, upon our request and at your soil: discretion, you may advance to us up to eighty percent (80 %) of the purchase price of Receivables less charges. Any additional amount~ advanced to us shall also be subject to this Agreement.

2.9 We shall pay to you on demand any advances or charges at any time outstanding on our account.

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2.10     You will render a statement of account monthly, and such statement shall be binding upon us absent manifest error

3        INTEREST

3.1 Interest; shall be charged for the number of days that advances of the purchase price arc made prior to Payment Date and for the number of days that advances or other charges to our account remain outstanding at the rate of three percent (3 %) per annum plus the Prime Rate: except, however, that the interest shall in no exceed be less than twelve percent (12 %) per annum. Interest shall be computed on the basis of a year of three hundred and sixty (360) days, for actual days elapsed. Changes in the interest rate shall be effected monthly to reflect changes in the Prime Rate, with changes to such interest rate to take effect as hereinbefore provided. For the purpose of interest calculation, commissions earned during each month shall be deemed charged to our account as they occur.

4        POWER OF ATTORNEY

4.1 We hereby appoint you as our attorney-in-fact to (i) receive, open and dispose of all mail addressed to us pertaining to Receivables; (ii) endorse our name upon any notes, acceptances, checks, drafts, money orders and other evidences or payment or Receivables that may come into your possession and to deposit or otherwise collect the same; and (iii) do all other acts and things necessary to carry out the terms of this Agreement. This power, being coupled with an interest, is irrevocable while any Receivable or Obligation shall remain unpaid. You, as attorney in-fact, shall not be liable for any errors of judgment or mistake of fact.

5        SECURITY INTEREST

5.1 To secure payment and performance or the Obligations, we hereby grant you a continuing security interest in all or Debtor's right, title and interest in all property of Debtor of any kind or nature, now existing or hereafter acquired and wherever located. including, without limitation, all accounts. inventory. equipment, general intangibles, chattel paper, deposit accounts, documents, instruments, investment property and all accessions and additions thereto, substitutions therefor, and all replacements, products and proceeds thereof. We further sell and assign to you all our right, title, and interest in and to the goods (unless released by you) represented by Receivables as well as goods returned by or repossessed from Customers, all of our rights as an unpaid vendor or lienor, all of our rights of stoppage in transit, replevin and reclamation relating thereto, and all of our rights against third parties with respect thereto; we will cooperate with you in exercising any rights with respect to the goods. In addition, we hereby grant you a security interest in the reserve established pursuant to Section 2.7 hereof, to secure all of the Obligations.

5.2 Upon a Default, you shall have all of the rights, powers, privileges and remedies accorded a secured party under the Illinois Uniform Commercial Code or other applicable law.

6        REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1 We represent and warrant that our Receivables are, and covenant that they shall be. at the time or their creation bona fide and existing obligations of the Customers, free and clear of all security interests, liens, setoff, claims and counterclaims whatsoever and howsoever arising.

6.2 We represent and warrant that our inventory is not subject to any security interest. lien or encumbrance whatsoever, and we covenant that we shall not permit it to become so encumbered without your prior written consent.

6.3      We represent and warrant with respect to each Receivable as it arises:

6.3.1 Seller will have made delivery of the goods or will have rendered the services ordered;

6.3.2    The Customer will accept or has accepted the goods and/or services;

6.3.3    No Customer Dispute will exist in any respect:

6.3.4 We will have preserved and will continue to preserve any liens and any rights to liens available by virtue of Sales;

6.3.5    The Customer will not be our affiliate, associate, or subsidiary: and

6.3.6 The goods delivered or services rendered conform in all respects with the purchase order placed by the Customer.

7        CUSTOMER DISPUTES, CHARGEBACKS AND RETURNS

7.1 We will notify you promptly and will settle all Customer Disputes, but you have the right at all times to do so directly and to compromise, adjust, or litigate all such Customer Disputes. or a Customer Dispute exists or is asserted with regard to any Receivable, or if we breach any representation. warranty or covenant with respect to any Receivable, you may charge back to our account the gross amount of such Receivable as well as all other Receivables owing by the same Customer. You may charge back to our account at any time any Receivable, whether before or after its due date. A chargeback shall not be deemed a reassignment or sale of the Receivable, and title thereto and to the goods represented thereby shall remain vested in you until you execute a reassignment. All returned, replevied, and reclaimed goods coming into our possession shall be held in trust by us for you.

8        BOOKS AND RECORDS; FINANCIAL STATEMENTS

8.1 You and your representatives shall at all reasonable times have the right to examine all or our books and records. We agree to prepare and furnish you within forty-five (45) days after the close of each quarter, financial statements unaudited and in such form and detail as you may reasonably require. We also agree to have prepared, and to furnish to you within ninety (90) days after the close of our fiscal year, financial statements which have been audited by an independent certified public accountant suitable to you.

9        INDEMNITY

9.1 We agree to and hereby indemnify and hold you harmless from all losses, costs and expenses incurred by you in connection with Receivables which are unpaid at maturity. Further. agree to. and hereby indemnify and hold you harmless from any liability for duties, forwarder's fees, storage, shipping charges, sales or excise taxes or other expenses in connection with the Receivables and for any losses occasioned by claims of Customers under Receivables. This indemnity shall survive the tem1ination of this Agreement.

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10       EFFECTIVE DATE; TERMINATION; BINDING EFFECT

10.1 If accepted by you. this Agreement shall be effective on April 24th, 2000 and shall continue in full force and effect until:

10.1.1 twelve months from such effective date and for successive twelve month periods thereafter unless terminated at our option by our giving to you not less than ninety (90) days prior written notice, or:

10.1.2 terminated by you at any time by giving to us not less than ninety (90) days prior written notice. This Agreement may be terminated at any time by you without notice, to us should any Default occur. Upon termination, we will pay all of our Obligations to you, and in any event we will remain liable to you for any deficiency remaining after determination of our liability hereunder and liquidation of any collateral. Also, upon termination you may withhold any payment to us unless supplied with an indemnity satisfactory to you. This Agreement shall bind us, our successors and permitted assigns and shall inure to the benefit of you. your successors and assigns; we agree that you may delegate your duties and obligations hereunder.

10.1.3 Despite anything to the contrary herein contained this agreement shall nevertheless remain in full force and effect until all of our Obligations hereunder have been discharged in full. At your discretion. following a termination or this Agreement, you may elect to require us to continue selling the Receivables to you under this Agreement until all Obligations are paid in full.

10.1.4 Despite anything to the contrary herein contained this agreement shall nevertheless remain in full force and effect until all or our Obligations hereunder have been discharged in full.

11       EXPENSES; ATTORNEYS' FEES; NO WAIVER; SEVERABILITY; NOTICES; HEADINGS

11.1 We shall pay all reasonable expenses incurred by you in connection with the execution of this Agreement including expenses incurred in connection with the filing of financing statements, continuation statements. all and any credit reports. record searches and reasonable attorneys' fees. We shall also pay to you such wire transfer and similar fees as you charge from time to time and. in connection with your examinations of our books and records. such examination fees as you charge from time to time. (currently $700.00 (seven hundred dollars per day). as well as your postage, out-of-pocket, travel and other expenses which you may incur in respect of this Agreement. Upon liquidation of any collateral, settlement or prosecution of Customer Disputes, or enforcement of any obligation of ours hereunder. you may charge to our account all costs and expenses incurred, plus fifteen percent ( 15%) of such disputed amount If collection is by or through an attorney. all attorney's costs, expenses and fees shall constitute Obligations hereunder. No delay, indulgence, or failure on your part in exercising any right, privilege. or option hereunder shall operate as a waiver of such or of any other right, privilege, or option, and no waiver, amendment or modification of any provision of this Agreement shall be valid, unless in writing signed by you and then only to the extent therein stated. Should any provision of this Agreement be prohibited by or invalid under applicable law, the validity or the remaining provisions shall not be affected thereby. Any notices, requests, demands or other communications given by you under this Agreement may be sent by mail, telex, telegraph, delivery, telecopy, or facsimile to our most current address as reflected in your records. The headings used herein are intended to be for convenience or reference only and shall not define or limit the scope, extent or intent or otherwise affect the meaning, interpretation, or construction or any portion of this Agreement.

12       ENTIRE AGREEMENT; WAIVER OF JURY TRIAL, AND GOVERNING LAW

12.1 This Agreement embodies our entire agreement and is the sole memorial as to the subject matter and supersedes all prior agreements as to the subject matter. EACH OF US HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO TRANSACTIONS UNDER THIS AGREEMENT

12.2 This Agreement shall be governed by. construed and enforced pursuant to the laws of the State or Illinois, excluding choice of law principles. The Circuit Court of Cook County Illinois shall be the chosen forum for any disputes which the parties cannot resolve among themselves. We shall indemnify you for all costs and expenses (including attorney's fees and expenses) incurred by you in connection with any such action.

12.3 In this Agreement the singular shall encompass the plural and the masculine shall encompass the other two genders

13 Should we receive a final commitment in writing from a bona fide third party experienced in factoring and/or receivables financing to replace this Agreement we grant you the unilateral right to renegotiate the terms of this Agreement to meet the terms detailed in the written final commitment from such third party.

14 Our aggregate outstanding Obligations under this Agreement shall not exceed seven hundred and fifty thousand dollars($750,000) at any time. without your prior written consent.

15 SPECIAL PROVISIONS - The following special provisions shall apply to this Agreement. To the extent that any of the following special provisions are inconsistent with any of the foregoing provisions. the special provisions set forth below shall be deemed to govern.

15.1 In addition to all other indemnity provisions set forth in this Agreement. we further agree to and hereby indemnify and hold you harmless from all losses, costs and expenses (including legal fees and expenses) incurred by you in connection with any matter relating to the transactions contemplated by this Agreement or by any document executed in connection with the transactions contemplated by this Agreement, including, without limitation, any claims or suits brought by any Customer. or any third party. This indemnity shall survive the termination of this Agreement.

16       ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         We represent, warrant to you as follows (and each such representation and warranty shall be deemed automatically reaffirmed and restated by us at the time each Receivable is purchased hereunder)

16.1 Our correct corporate name is set forth on page 1 of this Agreement. We currently conduct business under this legal name. Except as disclosed below, we have not changed our corporate name or used any trade or fictitious name in the last (5) five years. Our chief place of business and chief executive office is located at our address on page 1 of this Agreement. All records concerning our Customers and all Receivables are located at such address.

16.2     List of all of our present trade and fictitious names:

         NONE

16.3     List of all of our former trade. fictitious and corporate names:

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         TELECONSULTING CORPORATION

         TEL-COM WIRELESS CABLE TV CORPORATION

16.4 We are a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and have the power and authority to enter into and perform all of our obligations under this Agreement and all other documents and instruments now or hereafter executed in connection with this Agreement.

16.5 The execution, delivery and performance by us of this Agreement and all other related documents have been duly authorized by all necessary corporate action and will not violate any provision of law or of our charter or by laws, or result in the breach of or constitute a default or require any consent under, or result in the creation or any lien, charge, or encumbrance upon any of our property or assets pursuant to any indenture or other agreement or instrument to which we are a party or by which we or our property may be bound or affected.

16.6 This Agreement is, and each of the other related documents when executed and delivered by us under this Agreement will be legal, valid and binding obligations enforceable against us in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization. insolvency or similar laws affecting creditors' rights generally and by general principles or equity.

16.7 No authorization, approval or other action by. and no notice to or filing with any governmental authority that have not already been taken or made and which are in full force and effect is required (i) for the grant by us of the security interest in our assets granted hereby; (ii) for our execution. delivery or performance of this Agreement; or (iii) for the exercise by you of your rights or remedies hereunder.

16.8 There are no suits or proceedings pending. or to our knowledge threatened against or affecting us which, if adversely determined, would have an adverse effect on our financial condition or our business or our ability to perform our obligations under this Agreement or any related documents executed by us. and there are no proceedings by or before any court. governmental commission, board. bureau. or other administrative agency pending or, to our knowledge. threatened against us.

16.9 We are in compliance with all statutes, ordinances, governmental rules and regulations to which we are subject and have not and shall not fail to obtain any licenses, permits. franchises, or other governmental authorizations necessary to the ownership of our properties or to the conduct or our business, which violation or failure to obtain would adversely affect our business, prospects, profits, properties or condition (financial or otherwise), or your security interest or rights in the collateral described in Section 5 hereof.

16.10 We have satisfied all judgments and are not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority. commission, board, bureau. agency, or instrumentality. domestic or foreign.

16.11 We have filed all tax returns (federal. state and local) required to be filed and has paid all taxes. assessments. and governmental charges and levies thereon due.. including interest and penalties.

16.12 Our balance sheets and statements of income and retained earnings. and all accompanying financial information heretofore furnished to you by us. are complete and correct in all material respects and fairly represent our financial condition as at the dates of said financial statements and the results or its operations for the periods ending on said dates. Since the date of the latest of such statements there has been no material adverse change in our financial condition from that set forth in said balance sheets as at that date. No information, exhibit, or report furnished by us to you in connection with the negotiation of this. Agreement contained any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not materially misleading.

16.13 To the best of our knowledge, prior to the date hereof there has been no material change in the financial condition of any other Obligor from that set forth in the Obligor's most recent financial statements.

16.14 We are not a party to any indenture, loan or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on our business, properties, assets, operations or conditions financial or otherwise, or our ability to carry out our obligations under this Agreement and the related documents to be executed hereunder. We arc not in default in any material respect in the performance, observance or fulfillment or any or the obligations, covenants, or conditions contained in any agreement or instrument (material to our business) to which we are a party.

16.15 The collateral described in Section 5 hereof is now and will hereafter remain free and clear of all security interests, Liens, Attachments, levies and encumbrances or every kind, nature and description, except for your security interest, and we will warrant and defend such collateral against any claims and demands of all other persons at any time claiming the same or any interest therein. No financing statement covering such collateral or any part thereof. is on file in any public office (other than financing statements in favor of you). The security interest granted in the collateral described in Section 5 is valid and enforceable under the laws or the State of Illinois (or such other applicable state law) and constitutes a first priority security interest therein.

16.16 We are solvent on the date hereof and have induced you to accept this Agreement and to factor Receivables hereunder upon such representation of financial Solvency.

16.17 The Receivables being advanced against (i) are genuine, are in all respects what they purport to be. and are not evidenced by a judgment;
         (ii) represent undisputed. bona fide transactions completed in accordance with the tem1S and provisions contained in the documents delivered to you with respect thereto: (iii) the amounts shown on our books and records and all reports. invoices and statements which may be delivered to you, in written or electronic form with respect thereto are actually and absolutely owing to us and are not in any way contingent; (iv) no payments have been made or shall be made therein except payments immediately delivered to you pursuant to this Agreement; (v) there are no set-offs, counterclaims or disputes existing or asserted with respect thereto and we have not made any agreement with any Customer for any deduction therefrom except for trade discounts which discounts if made are reflected in the calculation of the face value of the respective invoice related thereto; (vi) there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder as shown on our books and records and all reports, invoices and statements delivered to you with respect thereto:
         (vii) to the best of our knowledge. all Customers have the capacity to contract and are solvent; (viii) the services furnished and/or goods sold giving rise thereto are not subject to any lien. claim, encumbrance or security interest except your security interests; (ix) we have no knowledge or any fact or circumstance which would impair the validity or collectibility thereof; and (x) to the best of our knowledge. there are no proceedings or actions which are threatened or pending against any Customer which might result in any material adverse change in such Customer's financial condition.

/s/ MR

17       AFFIRMATIVE COVENANTS

         We agree that until this Agreement shall be terminated and all obligations have been paid in full, we will:

17.1 Keep our chief place of business and chief executive office and the office where we keep our records concerning all Receivables and all other accounts and general intangibles. at our address specified on page I of this Agreement, or, upon thirty (30) days prior written notice to you at such other location in the State of Florida. We will hold and preserve such records and will permit your representatives at any time during normal business hours to inspect and make abstracts from such records.

17.2 Keep our tangible personal property at our address specified on page 1, or, upon thirty (30) days prior written notice to you. at such other location in the State of Florida.

17.3 We will advise you promptly. in reasonable detail, of (i) any lien. security interest, encumbrance, or claim made by or asserted against any or all of the collateral described in Section 5 hereof, and (ii) the occurrence or any other event which would have a material adverse effect on the aggregate value of such collateral or on the security interests and liens with respect to such collateral created hereunder.

17.4 Preserve and maintain our corporate existence and good standing in the State of Florida.

17.5 Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all or our financial transactions.

17.6 Furnish you, from time to time, with such inrom1ation relevant to this Agreement and our performance hereunder as you may request.

17.7 Continue to engage in a business of the same general type as conducted by us on the date of this Agreement.

17.8     Pay when due all taxes, assessments and liens upon our assets.

17.9 Procure and maintain "all risks" fire and extended casualty insurance, and comprehensive public liability insurance. together with such other insurance as you may require with respect to the tangible collateral described in Section 5 hereof, in form, amounts, coverage's, and basis acceptable to you and issued by a company or companies acceptable to you. Prior to closing and from time to time thereafter, upon your request, we shall deliver to you duplicate originals of the aforesaid insurance policies, together with certificates of insurance naming you as an "additional insured" with respect to public liability coverage and as a "mortgagee and loss payee" with respect to all other coverages. Upon request, we will further provide you with a Lender's Loss Payable Endorsement and such other endorsements as you shall require.

17.10    Promptly notify us of any loss or damage to the collateral described in
         Section 5 hereof exceeding $10,000.00. You may make proof of loss if we fail to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the collateral, including accrued proceeds thereon, shall be held by you as part of the collateral. Provided we shall not then be in default in the payment of any Obligations to you or in the perfom1ance of any other obligation to you hereunder or under any related document, you shall consent to the repair or replacement of the damaged or destroyed collateral. and you shall, upon satisfactory proof of expenditure. pay or reimburse us from the proceeds for the reasonable cost of repair or restoration.

17.11 Promptly after the commencement thereof, give you notice of all actions. suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. affecting us, which, if determined adversely to us, could have a material adverse effect on our financial condition, properties or operations.

17.12 Give you written notice thirty (30) days prior to any change in our name, mailing address, principal place of business, chief executive office or location of our assets or our books and records.

17.13 We shall not sell, offer to sell, assign, encumber, transfer, or dispose of our assets or any portion thereof except the security interest therein granted to you.

18       NEGATIVE COVENANTS.

         We agree that until this Agreement is terminated and all or the Obligations shall have been paid in full, we will not:

18.1 Change our corporate name or adopt any fictitious or trade name unless we give you at least thirty (30) days prior written notice thereof.

18.2 Wind up, liquidate, or dissolve ourselves, reorganize, merge or consolidate with or into. or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all or our assets (whether now owned or hereafter acquired) to any Person or enter in the sale or any of our capital stock. The term "Person" shall mean an individual, partnership. corporation (including, without limitation any affiliate or subsidiary or ours), business trust joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

18.3 Suffer any judgment for money in excess of $10,000.00 be entered against us and not discharged. stayed or appealed with a supersedes bond within a period of thirty (30) days.

18.4 Permit any change in the ownership of our shares which shall result in a change of control of our corporation.

18.5     Sell the business or substantially all of our assets.


Delivered in Chicago, Illinois



5TH AVENUE CHANNEL CORPORATION


By: /s/ MELVIN ROSEN
    ------------------------------------
Name: Melvin Rosen

Title: President


Signed before me this 24th day of April, 2000

Notary Public /s/ PATRICIA K. KNOWLES
              -------------------------------------

My Commission expires 04/25/2003
                      ----------

--------------------------------
      OFFICIAL NOTARY SEAL
       PATRICIA K KNOWLES
 NOTARY PUBLIC STATE OF FLORIDA
    COMMISSION NO. CC 829946
MY COMMISSION EXP. APR. 25, 2003
--------------------------------

/s/ MR

                                   ACCEPTANCE

The foregoing factoring Agreement is accepted in Chicago, Illinois on this the day of April, 2000


FRANKLIN CAPITAL CORPORATION


/s/ DAVID J. FINK
----------------------------
By: David J. Fink
Its: Senior Vice President and COO

/s/ MR